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                                                                    Exhibit 99.1

[WHITEHALL JEWELLERS LOGO]                                          NEWS RELEASE

================================================================================
                                             For:      Whitehall Jewellers, Inc.
                                             Contact:  John R. Desjardins
                                                       Executive Vice President
FOR IMMEDIATE RELEASE                                  312.762.9751


       WHITEHALL JEWELLERS, INC. REPORTS SECOND QUARTER FINANCIAL RESULTS

         Chicago, Illinois, August 26, 2004 -- Whitehall Jewellers, Inc. (NYSE:JWL) today reported financial results for the second quarter ended July 31, 2004.

         The Company reported total second quarter sales of $72.3 million compared to $72.7 million for the second quarter last year. Net loss for the second fiscal quarter of 2004 was $3.2 million compared to net loss of $2.8 million for the same period a year ago. Net loss per share of $0.23 in the second quarter compares to net loss per share of $0.20 for the second quarter of last year.

         As previously disclosed, the Company had recorded in the fourth quarter of last year and the first quarter of the current fiscal year a total litigation accrual of $8.9 million for the consolidated Capital Factors actions and related investigations by the United States Attorney and Securities and Exchange Commission. Since that time, the Company has engaged in additional settlement discussions relating to these matters. In light of developments regarding the foregoing, the Company has recorded an additional accrual in the quarter ended July 31, 2004 in the amount of $310,000. In addition, professional fees increased by approximately $370,000 over the second quarter last year. This increase was incurred primarily in connection with the consolidated Capital Factors actions and the related investigations by the United States Attorney and Securities and Exchange Commission.

         For the six-month period ended July 31, 2004, the Company reported sales of $145.3 million compared to $141.9 million last year. Net loss was $6.9 million versus a net loss of $5.6 million for the same period a year ago. Net loss per share for the six-


            For Investor Relations info: investorrelations@whji.com
                  Internet Website: www.whitehalljewellers.com

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month period was $0.49 compared to net loss per share of $0.39 for the six-month period last year. For this period, the litigation accruals plus the increase in professional fees, incurred primarily in connection with the consolidated
Capital Factors actions and the related investigations by the United States Attorney and Securities and Exchange Commission, amounted to approximately $2.9 million before income taxes.

         Hugh M. Patinkin, Chairman and Chief Executive Officer, commented, "Led by Debbie Nicodemus-Volker, the Company's new Executive Vice President of Merchandise, this quarter we began a review of the Company's merchandising and marketing positioning. As a result of this review, in July the Company began offering price reductions on certain items that will not be part of the Company's merchandising assortments going forward. This will be a significant focus for the Company during its third quarter. The Company is also currently well advanced in its planning for the Christmas season."

          Mr. Patinkin continued, "We continue to cooperate with the United States Attorney and the Securities and Exchange Commission in their investigations related to the Capital Factors actions."

         Today at 9:00 a.m. EDT, the Company will host a conference call to review results for the quarter ended July 31, 2004. To participate in the call, please dial 877-888-7019. This call will also be broadcast live on the Internet at: http://www.whitehalljewellers.com.

ABOUT WHITEHALL JEWELLERS

Whitehall Jewellers, Inc. is a leading national specialty retailer of fine jewelry, currently operating 386 stores in 38 states. The Company operates stores in regional and superregional shopping malls under the names Whitehall Co. Jewellers, Lundstrom Jewelers and Marks Bros. Jewelers.

SAFE HARBOR STATEMENT

This release contains certain forward-looking statements (as such term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) and information relating to the Company that are based on the current beliefs of management of the Company as well as assumptions made by and information currently available to management including statements related to the markets for our products, general trends and trends in our operations or financial results, plans, expectations, estimates and beliefs. In addition, when used in this release, the words "anticipate," "believe," "estimate," "expect," "intend," "plan," "predict" and similar expressions and their variants, as they relate to the Company or our management, may identify forward-looking statements. Such statements reflect our judgment as of the date of this release with respect to future events, the outcome of which is subject to certain risks, including the factors described below, which may have a significant impact on our business, operating results or financial condition. Investors are cautioned that these forward-looking statements are inherently


            For Investor Relations info: investorrelations@whji.com
                  Internet Website: www.whitehalljewellers.com

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uncertain. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described herein. Whitehall Jewellers undertakes no obligation to update forward-looking statements. The following factors, among others, may impact forward-looking statements contained in this release: (1) a change in economic conditions or the financial markets which negatively impacts the retail sales environment and reduces discretionary spending on goods such as jewelry; (2) reduced levels of mall traffic caused by economic or other factors;
(3) our ability to execute our business strategy and the related effects on comparable store sales and other results; (4) the extent and results of our store expansion strategy and associated occupancy costs, and access to funds for new store openings; (5) the high degree of fourth quarter seasonality of our business; (6) the extent and success of our marketing and promotional programs;
(7) personnel costs and the extent to which we are able to retain and attract key personnel; (8) the effects of competition; (9) the availability and cost of consumer credit; (10) relationships with suppliers including the timely delivery to the Company of appropriate merchandise on payment terms consistent with past practice; (11) our ability to maintain adequate information systems capacity and infrastructure; (12) our leverage, liquidity, and cost of funds and changes in interest rates that may increase such costs; (13) our ability to maintain adequate loss prevention measures; (14) fluctuations in raw material prices, including diamond, gem and gold prices; (15) developments relating to the consolidated Capital Factors actions and the related SEC and U.S. Attorney's office investigations, and shareholder and other civil litigation including the impact of such developments on our results of operations and financial condition and relationship with our lenders or with our vendors; (16) regulation affecting the industry generally, including regulation of marketing practices; and (17) the risk factors identified from time to time in our filings with the SEC.

                              - tables to follow -


            For Investor Relations info: investorrelations@whji.com
                  Internet Website: www.whitehalljewellers.com

                            Whitehall Jewellers, Inc.
                            Statements of Operations
        For the three months and six months ended July 31, 2004 and 2003
                                   (unaudited)
                      (in thousands, except per share data)


                                                              Three months ended                 Six months ended
                                                       July 31, 2004    July 31, 2003      July 31, 2004    July 31, 2003
                                                       -------------    -------------      -------------    -------------
Net sales                                                $  72,284         $  72,732         $ 145,312         $ 141,881

Cost of sales (including buying and occupancy
expenses)                                                   48,220            48,540            96,971            94,578
                                                         ---------         ---------         ---------         ---------
   Gross profit                                             24,064            24,192            48,341            47,303

Selling, general and administrative expenses                26,972            26,509            54,007            52,644
Professional fees and other charges                          1,644               714             4,298             1,349
                                                         ---------         ---------         ---------         ---------
   Loss from operations                                     (4,552)           (3,031)           (9,964)           (6,690)

Interest expense                                             1,094             1,564             2,000             2,472
                                                         ---------         ---------         ---------         ---------
   Loss before income taxes                                 (5,646)           (4,595)          (11,964)           (9,162)

Income tax benefit                                          (2,463)           (1,792)           (5,085)           (3,572)
                                                         ---------         ---------         ---------         ---------

   Net loss                                              $  (3,183)        $  (2,803)        $  (6,879)        $  (5,590)
                                                         =========         =========         =========         =========

Basic earnings per share:

   Net loss                                              $   (0.23)        $   (0.20)        $   (0.49)        $   (0.39)
                                                         =========         =========         =========         =========
   Weighted average common share and common share
   equivalents                                              13,947            14,215            13,937            14,210
                                                         =========         =========         =========         =========

Diluted earnings per share:

   Net loss                                              $   (0.23)        $   (0.20)        $   (0.49)        $   (0.39)
                                                         =========         =========         =========         =========
   Weighted average common share and common share
   equivalents                                              13,947            14,215            13,937            14,210
                                                         =========         =========         =========         =========


            For Investor Relations info: investorrelations@whji.com
                  Internet Website: www.whitehalljewellers.com

                            Whitehall Jewellers, Inc.
                                 Balance Sheets
                            (unaudited, in thousands)


                                                             July 31, 2004   January 31, 2004    July 31, 2003
                                                             -------------   ----------------    -------------
               ASSETS
Current Assets:
      Cash                                                     $   1,433         $   1,901         $   1,399
      Accounts receivable, net                                     2,295             2,544               333
      Merchandise inventories                                    199,241           206,146           204,926
      Other current assets                                           797               875             2,127
      Current income tax benefit                                   4,255             2,294             4,435
      Deferred financing costs                                       301               261               261
      Deferred income taxes, net                                   6,273             5,712             2,522
                                                               ---------         ---------         ---------
           Total current assets                                  214,595           219,733           216,003
Property and equipment, net                                       57,750            60,948            63,709
Goodwill, net                                                      5,662             5,662             5,662
Deferred financing costs                                             603               654               781
                                                               ---------         ---------         ---------
           Total assets                                        $ 278,610         $ 286,997         $ 286,155
                                                               =========         =========         =========

               LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
      Revolver loan                                            $  97,496         $  80,340         $  86,375
      Current portion of long-term debt                              640               640                --
      Accounts payable                                            42,559            60,538            61,078
      Customer deposits                                            3,047             3,601             3,355
      Accrued payroll                                              3,473             4,457             3,036
      Other accrued expenses                                      25,829            24,479            12,023
                                                               ---------         ---------         ---------
           Total current liabilities                             173,044           174,055           165,867

      Subordinated debt                                               --                --               640
      Deferred income taxes, net                                   2,990             3,639             3,879
      Other long-term liabilities                                  3,589             3,535             3,338
                                                               ---------         ---------         ---------
           Total liabilities                                     179,623           181,229           173,724

Commitments and contingencies

Stockholders' equity:
      Common stock                                                    18                18                18
      Class B common stock                                            --                --                --
      Additional paid-in capital                                 106,162           106,091           105,830
      Retained earnings                                           32,432            39,311            42,435
      Treasury stock, at cost (4,117,172; 4,134,143 and
      3,815,900 shares, respectively)                            (39,625)          (39,652)          (35,852)
                                                               ---------         ---------         ---------
           Total stockholders' equity, net                        98,987           105,768           112,431
                                                               ---------         ---------         ---------
           Total liabilities and stockholders' equity          $ 278,610         $ 286,997         $ 286,155
                                                               =========         =========         =========



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             For Investor Relations info: investorrelations@whji.com
                  Internet Website: www.whitehalljewellers.com